American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-136056
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		3
(To Prospectus dated July 26, 2006 and Prospectus Supplement dated November 26, 2007)
The date of this Pricing Supplement is			December 10, 2007
Trade Date:	12/17/07		Issue Date:	12/20/07

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639ENL4	4.75%	01/15/09	Semi-Annual	01/15/08	No	N/A
02639ENM2	5.00%	12/15/10	Semi-Annual	06/15/08	No	N/A
02639ENN0	5.50%	01/15/13	Semi-Annual	01/15/08	No	N/A
02639ENP5	6.00%	12/15/14	Semi-Annual	06/15/08	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
02639ENL4	100%	0.200%	Yes	No	N/A
02639ENM2	100%	0.625%	Yes	No	N/A
02639ENN0	100%	1.000%	Yes	No	N/A
02639ENP5	100%	1.275%	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.